EXHIBIT 99.2

Oblong Expands Board with Appointment of Two New Directors

August 10, 2021 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today announced its board of directors has appointed Matt Blumberg and Debby Meredith to serve as independent directors, effective August 16, 2021.

Mr. Blumberg will serve on the Audit and Nominating Committees and Ms. Meredith will serve on the Compensation and Nominating Committees. Following the appointments, the board of Oblong will be comprised of five directors, four of whom are independent.

“We are extremely fortunate to add these two highly-talented and successful professionals to our board,” stated Pete Holst, Oblong CEO. “Matt and Debby have demonstrated strategic thought leadership in their current and previous roles, and each brings a unique and well-rounded skill set to our board that will be immensely helpful as we accelerate our business and take steps towards commercializing a cloud-based offering in the rapidly expanding collaboration market. We are very confident they will provide valuable guidance and serve our shareholders well.”

Matt Blumberg
Mr. Blumberg is the Co-Founder and CEO of Bolster, an on-demand executive talent marketplace that helps accelerate companies’ growth by connecting them with experienced, highly vetted executives for interim, fractional, advisory, project-based or board roles. He also co-founded and currently serves as Chairman of Path Forward.ORG, a nonprofit organization on a mission to empower people to restart their careers after time spent focused on caregiving, working with more than 60 companies including Apple, Amazon, Wal-Mart, Intuit, Campbell’s Soup, PayPal, Verizon and Oracle. Matt is also an author and frequent public speaker. He was recognized as one of New York’s 100 most influential technology leaders by the Silicon Alley Insider in 2008, was one of Crain’s New York Top Entrepreneurs in 2012 and an Ernst & Young Entrepreneur of the Year finalist in 2012. He has served as a board member of numerous corporate, nonprofit and community organizations. Matt attended Princeton University where he graduated Summa Cum Laude with an A.B. in Urban Planning in 1992.

Debby Meredith
Ms. Meredith currently serves as a board member, advisor and consultant to several high-tech companies with extensive experience in strategic roles with start-up companies such as Proofpoint, Avaitrix, Qventus, Alation and Kinsa Health. Debby has more than three decades of experience working hands-on with company founders to assemble world-class teams, architect software products and establish a roadmap for operational success. Early in her career, she held a variety of technical and general management positions that have equipped her with the experience and tools to serve at the highest level of the C-suite. Ms. Meredith earned a master's degree in computer science from Stanford University and an undergraduate degree in both computer science and mathematics from the University of Michigan.

About Oblong, Inc.
Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. For more information, visit Oblong’s website, Twitter and Facebook pages.

Forward-looking and cautionary statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company’s potential future growth and financial performance and (ii) the success of its products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found under the heading “Updating Risk Factors” in the Company’s Current Report on Form 8-K filed June 28, 2021, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained.

Investor Relations Contact
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331